UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 1, 2011
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 1, 2011, Raymond James Financial, Inc. (the “Company”) issued a press release announcing the completion of its acquisition of Howe Barnes Hoefer & Arnett, Inc. (“Howe Barnes”).

A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information furnished in this item, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 8.01 Other Events

The Company intends to file a prospectus supplement to the prospectus included in its shelf registration statement on Form S-3ASR (File No. 333-159583) filed with the Securities and Exchange Commission relating to resales of shares of the Company’s common stock from time to time by the selling stockholders named in the prospectus supplement.  The selling stockholders acquired the shares of the Company’s common stock from the Company as consideration for the Company’s acquisition of Howe Barnes Hoefer & Arnett, Inc. in a private placement that closed on April 1, 2011.  The Company’s General Counsel, Paul L. Matecki, Esq., issued his opinion with respect to the validity of the shares of the Company’s common stock offered under the prospectus supplement, which opinion is attached hereto and incorporated by reference as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

5.1 Opinion of Paul L. Matecki, Esq. (filed herewith)

99.1 Press release dated April 1, 2011 issued by Raymond James Financial, Inc. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: April 4, 2011	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President – Finance,
Chief Financial Officer and Treasurer